AMENDMENT NO. 1 TO THE
PENN VIRGINIA CORPORATION 2017 SPECIAL SEVERANCE PLAN
(As Amended and Restated Effective July 18, 2018)
WHEREAS, Penn Virginia Corporation (the “Company”) maintains the Penn Virginia Corporation 2017 Special Severance Plan (the “Plan”) for the benefit of its employees;
WHEREAS, pursuant to Section 10 of the Plan, the Company has the authority to amend the Plan at any time without notice; and
WHEREAS, the Company has determined that it is in the best interests of the Company to amend the Plan in order to (i) revise the definition of “Good Reason,” and (ii) to extend the Protection Period following the Closing for officers of the Company.
NOW, THEREFORE, pursuant to its authority under Section 10 of the Plan, the Company hereby amends the Plan as follows, effective as of April 21, 2020:

1. Section 3(k) of the Plan is hereby amended and restated in its entirety to read as follows:

(k) “Good Reason” has the meaning ascribed to such term in any employment agreement between the Participant and the Company or, if none, means the occurrence of any of the following events or conditions: (i) a material reduction in the Participant’s base salary or annual cash incentive compensation opportunity from that in effect immediately prior to the Closing; (ii) the relocation of the Participant to a location more than fifty (50) miles from the location at which the Participant is based immediately prior to the Closing; or (iii) a material diminution in the Participant’s title, authority, duties or responsibilities from those in effect as of immediately prior to the Closing.

2. Section 3(o) of the Plan is hereby amended and restated in its entirety to read as follows:

(o) “Protection Period” means the period commencing on the Closing and ending on the date that is (i) 18-months following the Closing for any Participant who is an executive officer of the Company as of the Closing, (ii) 12-months following the Closing for any Participant who is an officer of the Company, but not an executive officer of the Company, as of the Closing, and (iii) six months following the Closing for all other Participants.

IN WITNESS WHEREOF, Penn Virginia Corporation has caused this instrument to be signed by its duly authorized officer as of this 21st day of April, 2020.
        PENN VIRGINIA CORPORATION
        /s/ John Brooks
        By: John A. Brooks
Its: President and CEO
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